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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                                 ---------------

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rules 14a-6(e)(2) and 14c-5(d)(2))
[X]  Definitive Proxy/Information Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                POWERBRIEF, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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                                POWERBRIEF, INC.
                           5858 WESTHEIMER, SUITE 500
                              HOUSTON, TEXAS 77057
                    (FORMERLY INTEGRATED ORTHOPAEDICS, INC.)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 2001

To the Shareholders of PowerBrief, Inc.:

The Annual Meeting of Shareholders of PowerBrief, Inc. (the "Company") will be held at the corporate headquarters at 5858 Westheimer, Suite 500, Houston, Texas 77057, at 8:30 a.m., local time, June 5, 2001 for the following purposes:

1. To amend the Articles of Incorporation to change the number of directors constituting the Board of Directors from seven to five;

2. To elect three Directors by vote of the Common Shareholders and Series A Preferred Shareholders to serve until the 2002 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

3. To elect two Directors by vote of the Series A Preferred Shareholders to serve until the 2002 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

4. To ratify the selection by the Board of Directors of Ernst & Young, LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and

5. To transact such other business as may properly come before the meeting.

Common Shareholders and Series A Preferred Shareholders of record at the close of business on April 27, 2001 will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors


Ernest D. Rapp, Secretary


Houston, Texas
Dated:  May 4, 2001

         YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and return it in the enclosed addressed envelope at your earliest convenience, thereby saving the Company the expense of further solicitation of proxies. Shareholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy. Each proxy granted may be revoked by the Shareholder appointing the proxy in writing at any time before it is voted or at the meeting in person.

                                POWERBRIEF, INC.
                     (FORMERLY INTEGRATED ORTHOPAEDICS, INC)
                           5858 Westheimer, Suite 500
                                Houston, TX 77057


                                 PROXY STATEMENT
                       2001 Annual Meeting of Shareholders


         This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of PowerBrief, Inc. (the "Company") of the enclosed proxy (the "Proxy") to be used at the Company's 2001 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof for the purposes of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting is to be held at the corporate headquarters at 5858 Westheimer, Suite 500, Houston, Texas 77057, at 8:30 a.m., local time, June 5, 2001. This Proxy Statement and the Proxy were first sent or given to the Company's shareholders on or about May 4, 2001.

         Only shareholders of record on April 27, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         The Proxy, if properly executed and returned, will be voted (or withheld or abstained from voting) according to the choices specified therein. The Proxy will be voted in favor of (i) the election of each nominee for director named thereon, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal.

         The Proxy may be revoked (i) by providing written notice of such revocation to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004, or to the Secretary of the Company at 5858 Westheimer, Suite 500, Houston, Texas 77057, if such notice is received prior to 5:00 P.M., New York City time on Friday, June 1, 2001, (ii) by submitting a duly executed proxy bearing a later date, or (iii) by attendance at the meeting and voting in person.

         Shareholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.


                                  VOTE REQUIRED

         The Common Stock, par value $.001 (the "Common Stock"), and the Series A Cumulative Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock") are the only voting securities of the Company. As of the record date, there were (i) 28,508,764 shares of Common Stock issued, 28,421,214 shares outstanding and 87,550 shares held in the treasury, and (ii) 2,738,912 shares of Series A Preferred Stock issued and outstanding.

         Three directors are to be elected by the holders of Common Stock and the holders of Series A Preferred Stock (on an as converted basis) voting together as a single class. Two directors are to be elected by the holders of Series A Preferred Stock voting separately as a class.

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         VOTE BY COMMON SHAREHOLDERS AND SERIES A PREFERRED SHAREHOLDERS

         The presence, in person or by proxy, of a majority of the aggregate votes represented by the outstanding shares of Common Stock and Series A Preferred Stock on the Record Date is necessary to constitute a quorum at the meeting for the purpose of electing three directors (the "Common Directors"). For the election of the Common Directors and any matter that may properly come before the meeting on which the Common shareholders and Series A Preferred shareholders are entitled to vote, each holder of Common Stock is entitled to one vote for each share of Common Stock owned on the Record Date and each holder of Series A Preferred Stock is entitled to 10 votes for each share of Series A Preferred Stock owned on the Record Date. Assuming the presence of a quorum for purposes of voting on the Common Directors, the affirmative vote of the holders of at least a majority of the votes represented at the Annual Meeting and eligible to vote is required for the election of each Common Director.

                     VOTE BY SERIES A PREFERRED SHAREHOLDERS

         The presence, in person or by proxy, of a majority of the votes represented by the aggregate of the outstanding shares of Series A Preferred Stock on the Record Date is necessary to constitute a quorum at the meeting for the purpose of electing two directors (the "Series A Directors"). For the election of the Series A Directors and any matter that may properly come before the meeting on which the Series A Preferred shareholders are entitled to vote as a separate class, each holder of Series A Preferred Stock is entitled to 10 votes for each share of Series A Preferred Stock owned on the Record Date. Assuming the presence of a quorum of the Series A votes, the affirmative vote of the holders of at least a majority of the Series A votes represented at the Annual Meeting and eligible to vote is required for the election of each Series A Director.

                      OTHER MATTERS AND VOTING REQUIREMENTS

         Holders of the Common Stock are eligible to vote on any matters other than Item 3 set forth in the accompanying Notice that may properly come before the meeting. Proxies representing Common Stock are being tallied by Continental Stock Transfer & Trust Company for shareholders who are not present at the Annual Meeting. Proxies representing Series A Preferred Stock are being tallied by the Company for shareholders who are not present at the Annual Meeting. A panel of three judges appointed by the Company will tabulate the shares which are voted by Proxy and in person at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast or proposals presented to shareholders, whereas broker non-votes are not counted for the purposes of determining whether a proposal has been approved.

                         AMEND ARTICLES OF INCORPORATION

         Article X of the Company's Second Amended and Restated Articles of Incorporation currently states: "The number of directors constituting the board of directors is seven." The Board of Directors recommends that this Article X be amended to state that: "The number of directors constituting the board of directors is five."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                              ELECTION OF DIRECTORS
                       NOMINEES, DIRECTORS AND COMMITTEES

         At the Annual Meeting, five directors are to be elected to hold office until the next annual meeting of shareholders or until the successors of each shall be qualified. The five persons named below, all of whom are presently directors of the Company, have been nominated for election as directors of the Company. Three directors, the Common Directors, are to be elected by the holders of Common Stock and the holders of Series A Preferred Stock (on an as converted basis) voting as a single class. Two directors, the Series A Directors, are to

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be elected by the holders of Series A Preferred Stock voting separately as a class. James C. Green, Richard V. Bays, and A. John Knapp, Jr. are nominated to serve as Common Directors. C. Daniel Rice and Scott J. Hancock are nominated to serve as Series A Directors. Unless a choice is specifically indicated on the enclosed Proxy to withhold authority to vote for a nominee, all shares represented by proxies which are executed and received prior to the meeting will be voted for the election of said nominees.

         Messrs Green, Rice, Knapp, Hancock, and Bays have each consented to being named in this proxy statement and have agreed to serve if elected. The Board of Directors has no reason to believe that any of these nominees will be unable to serve if elected. If such a situation arises before or during the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill such vacancy.

         Appearing below is certain biographical and other information with respect to each nominee.

      NAME                         AGE                 POSITION

COMMON NOMINEE
--------------
James C. Green                      57                 Director
A. John Knapp                       49                 Director
Richard V. Bays                     42                 Director

SERIES B NOMINEES
-----------------
Scott J. Hancock                    42                 Chairman of the Board
C. Daniel Rice                      39                 Director


                          NOMINEES FOR COMMON DIRECTORS

         JAMES C. GREEN has served as Chief Executive Officer and Director of the Company since April 17, 2001. From February 2001 to April 2001 he served the Company as a consultant functioning as the Acting Vice President of Sales. From January 2001 to February 2001, he served Original PowerBrief as a consultant. Integrated Orthopaedics, Inc and PowerBrief Inc. ("Original PowerBrief") merged during February 2001 (the "Merger"), with Integrated Orthopaedic, Inc. surviving and changing its name to PowerBrief, Inc. From August 2000 to February 2001, Mr. Green was self-employed as a consultant. Mr. Green was previously the Chief Executive Officer of Birkman International from March of 1995 to August 2000.

         A. JOHN KNAPP, JR. became a director of the Company during February 2001, upon the closing of the Merger. From November 1999 to February 2001, Mr. Knapp was a director of Original PowerBrief. Mr. Knapp has been President of Andover Group, Inc., a private real estate development and investment firm, since 1981.

         RICHARD V. BAYS became a director of the Company during February 2001 upon the closing of the Merger. From November 1999 to February 2001, Mr. Bays served as a director of Original PowerBrief. Mr. Bays is a partner with the law firm of Locke Liddell & Sapp LLP in Houston, Texas. Mr. Bays joined Locke Liddell & Sapp LLP in January 1985. He is the co-founder and head of the firm's Technology and Commercial Transactions section. His practice focuses on assisting clients with transactional matters which create the infrastructure for the conduct of their business (including software licenses, outsourcing, web site development and privacy policies) or which are the conduct of their business (including alliance agreements, distribution agreements and joint marketing agreements). Mr. Bays graduated from the University of Texas School of Law in December 1984 with high honors where he was a member of the Texas Law Review and a Chancellor.

                         NOMINEES FOR SERIES A DIRECTORS


         SCOTT J. HANCOCK has served as a director of the Company since December 1997. He has served as a partner of Oak Hill Capital Management, Inc. since 1998, Vice President of Keystone, Inc. since 1996, and a principal of Arbor Investors, L.L.C. from 1996 to 1998. From 1993 until 1996, Mr. Hancock was with Bain Capital, Inc. where he made private equity investments in the healthcare, information technology and software industries. He holds a BS degree from the University of California, Berkeley and an MBA from Stanford Graduate School of Business.

         C. DANIEL RICE has served as a director of the Company since April 2001. Mr. Rice has served as President and Chief Executive Officer of Mayport Venture Partners, LLC since November 2000. From 1994 until November 2000, Mr. Rice was a partner with the law firm of McGuire Woods, LLP and its predecessor entities. Mr. Rice holds MBA and JD degrees from the University of Florida, and a BS degree in Financial Management from Clemson University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTOR.


                             COMMITTEES AND MEETINGS

The Board of Directors held 7 formal meetings during 2000.

The Board of Directors has standing Audit, and Compensation Committees. During 2000, each such committee was comprised of Messrs. Clifford R. Hinkle, Mark A. Wolfson and Scott J. Hancock.

AUDIT COMMITTEE. The Audit Committee's functions are to monitor and review the performance of the Company's independent accountants and recommend to the Board from year to year a firm to be selected as the Company's independent accountants. The Audit Committee's role also includes reviews of the Company's policies and procedures with respect to auditing, accounting, and financial controls, periodic informal meetings with the Company's staff regarding accounting and financial procedures and recommendations to the Board regarding methods of control over the audit and accounting functions. The Audit Committee met one time during 2000.

COMPENSATION COMMITTEE. The Compensation Committee's functions are to establish and to administer the Company's compensation plans, to recommend the adoption of new plans or amendments to existing plans, and to recommend to the Board the salary ranges and other remuneration payable to the officers, managerial, and technical personnel of the Company. The Committee did not make any recommendations regarding compensation matters to the Board as it did not meet during 2000.

The Company has no nominating committee or any committee serving a similar function.

                             DIRECTORS' COMPENSATION

         During fiscal 2000 all directors received compensation for their services as Company's directors. Each director received cash compensation of $5,000 annually plus $1,000 for each board meeting actually attended. When first elected to the Board, these directors were granted options to purchase 12,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock as of the date of their election. All such options are vested and expire five years from the date of grant. All directors were entitled to reimbursement for reasonable travel expenses incurred in attending meetings of the Company's directors. In fiscal 2001, all directors will be reimbursed for reasonable travel expenses incurred in attending meetings of the Board of Directors. In addition, the Board of Directors is currently determining its policy for the Company as it relates to directors compensation. The Company currently anticipates that director

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

compensation will be in the form of stock options (rather than cash) for fiscal 2001.


                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

                             AUDIT COMMITTEE REPORT

The Audit Committee consists of Messrs. Hancock (Chairman), Knapp and Rice, each of whom is "independent" in accordance with the standards set forth by the New York Stock Exchange. In connection with the December 31, 2000 financial statements, the Audit Committee has: -

o Reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2000;

o Discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants; and

o Received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                       Respectfully submitted,

                                       AUDIT COMMITTEE OF THE
                                       BOARD OF DIRECTORS OF
                                       POWERBRIEF, INC.

                                       Mr. Scott J. Hancock, Chairman
                                       Mr. A. John Knapp, Jr., Member
                                       Mr. C. Daniel Rice, Member


                  FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

         The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by Ernst & Young LLP, our principal accountant, for the year ended December 31, 2000:


Audit Fee            $34,000
All Other Fees       $66,284

         Ernst & Young, LLP has been selected by the Board to serve as the Company's independent accountants for the fiscal year ending December 31, 2001. Ernst & Young, LLP is a nationally recognized accounting firm.

         The Board of Directors recommends that the selection of Ernst & Young, LLP be ratified by the shareholders. Ratification of the selection of accountants is not required; however, the Board is submitting this matter to the shareholders in order to enhance their participation in this aspect of the Company's affairs. If the shareholders do not ratify the selection of Ernst & Young, LLP, this selection of independent accountants will be reconsidered by the Board.

         A representative of Ernst & Young, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement but is currently not expected to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                               EXECUTIVE OFFICERS

The following table lists the present executive officers of the Company as of the date hereof and the capacities in which they serve.

NAME OF INDIVIDUAL     AGE     CAPACITY

James C. Green          57     Chief Executive Officer
Robert W. Ohnesorge     32     President, General Counsel
Ernest D. Rapp          39     Executive Vice President, Secretary and Treasurer
K. Wade Bennett         30     Vice President
Mark Foster             34     Chief Technology Officer
Laurie H. Gutierrez     34     Interim Chief Financial Officer


         ROBERT W. OHNESORGE has served as President and General Counsel of the Company since February 2001 when the Merger occurred. From February 2001 to March 2001 he served the Company as a Director. From its inception in July 1999 until the Merger, Mr. Ohnesorge served as President and a director of Original PowerBrief. Mr. Ohnesorge also served Original PowerBrief as General Counsel from February 2000 until the Merger. Additionally, Mr. Ohnesorge was the Co-founder of Original PowerBrief. Mr. Ohnesorge is a licensed attorney in the State of Texas and also is admitted to practice in the United States District Courts for the Southern, Northern, Eastern and Western Districts of Texas. Prior to co-founding Original PowerBrief, Mr. Ohnesorge spent his legal career at Locke Liddell & Sapp LLP, where he successfully represented numerous Fortune 500 and other noteworthy clients in multiple complex commercial litigation matters. He graduated cum laude with a BA in Philosophy from Texas Tech University in 1991 and graduated magna cum laude from the University of Houston Law Center in 1996. Among his educational honors and affiliations, Mr. Ohnesorge was a member of the Order of the Coif and Order of the Barons and a recipient of the Griggs & Harrison Award, the American Jurisprudence Award, the Corpus Juris Secundum Award and the Claude V. Bridges Scholarship in Philosophy.

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

         ERNEST D. RAPP has served the Company as Executive Vice President, Secretary and Treasurer since April 2001. From February 2001 until April 2001, he served the Company as Chief Executive Officer and a Director. Mr. Rapp served as Original PowerBrief's Chief Executive Officer and a Director from March 2000 until February 2001. Mr. Rapp joined Original PowerBrief from Internet America, Inc., a Nasdaq-listed Internet service provider, where he served as Chief Operating Officer and as President of its subsidiary, PDQ.net, from December 1998 to February 2000. From April 1996 to September 1998, Mr. Rapp was Chief Financial Officer and Acting Chief Operating Officer of The ForeFront Group, Inc., an Internet software and computer-based training company. During his tenure, ForeFront Group, Inc. was sold to CBT Systems, a Nasdaq-listed company, for $160 million. From January 1994 to March 1995, Mr. Rapp served as Chief Financial Officer and Chief Operating Officer of Multimedia Publishing Corp. Mr. Rapp is a Certified Public Accountant and began his career at Arthur Andersen LLP, where he worked with public and private companies in the service and wholesale/retail sectors.

         K. WADE BENNETT has served as a Vice President of the Company since March 27, 2001. From February 2001 until March 2001 he served the Company as a Director, Chairman of the Board, Secretary and Treasurer. From its inception in July of 1999 until February 2001 Mr. Bennett served Original PowerBrief as Director, Chairman of the Board, Secretary, and Treasurer. Mr. Bennett was a Co-founder of Original PowerBrief. Mr. Bennett is an experienced trial attorney. Prior to co-founding Original PowerBrief, he began his professional career as an oil and petrochemical tanker-chartering broker. In 1996, Mr. Bennett earned a doctorate of jurisprudence from the University of Houston Law Center and began practicing maritime, energy and commercial litigation with the Houston-based law firm of Hutcheson & Grundy, L.L.P. in January 1997. In January 1998, he joined the law firm of Locke Liddell & Sapp LLP. Mr. Bennett left Locke Liddell & Sapp LLP in July 1999 to found PowerBrief with fellow trial attorney, Mr. Ohnesorge.

         MARK FOSTER has served as the Company's Chief Technology Officer since the Merger in February 2001, Mr. Foster served Original PowerBrief as its Chief Technology Officer from January 2000 until the Merger in February 2001. Mr. Foster joined Original PowerBrief from BMC Software, a Nasdaq-listed company. At BMC Software, Mr. Foster served as a Product Line Manager in research and development from November 1997 to January 2000. From May 1990 to January 1997, he was a co-founder and Chief Technology Officer of BindView Development Corporation, a Nasdaq-listed software company that currently employs over 600 people. Mr. Foster attended Rice University.

         LAURIE H. GUTIERREZ, CPA, has served the Company as the Interim Chief Financial Officer since February 2001. Prior to February 2001 she served the Company as a Senior Vice President, Chief Financial Officer, Treasurer and Secretary since joining the Company on September 7, 1999. Ms. Gutierrez was Controller/Senior Director of Finance of Memorial Sisters of Charity Health Plans ("MSCH") from January 1996 through April 1999. MSCH provided managed care, indemnity, third-party administrator, and rental network products throughout southwest and southeast Texas. Prior thereto, Ms. Gutierrez was a health care manager at Ernst & Young LLP. She began her professional career at Ernst & Young LLP in 1988. Ms. Gutierrez holds a Bachelor of Business Administration with a major in Accounting.

         Biographical information with respect to Mr. Green was previously described under "Election of Directors".

         Each executive officer has been elected to serve until the Annual Meeting, which will be held June 5, 2001. The Company anticipates that all officers will be re-elected to their positions at that time.

                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

                             PRINCIPAL SHAREHOLDERS

On April 27, 2001, there was no person who owned of record, and none were known to the Company to own beneficially, more than 5% of the Common Stock and Series A Preferred Stock, except as set forth below. Ownership of the Series A Preferred Stock on an as-converted basis is included with the Common Stock in this chart.

                                                          COMMON STOCK
                                               ---------------------------------
                                                  AMOUNT AND
             NAME AND ADDRESS OF                   NATURE OF             PERCENT
              BENEFICIAL OWNERS                BENEFICIAL OWNER         OF CLASS
             -------------------               ----------------         --------

         FW Integrated Orthopaedics              2,614,587 (a)            9.04%
              Investors I, LP
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         FW Integrated Orthopaedics              2,614,587 (a)            9.04%
              Investors II, LP
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         FW PowerBrief Investors, LP            22,340,000 (b)           44.01%
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         K. Wade Bennett                         6,864,972 (c)           23.97%
            5858 Westheimer, Suite 500
            Houston, Texas 77057

         Robert W. Ohnesorge                     6,641,562 (d)           23.37%
            5858 Westheimer, Suite 500
            Houston, Texas 77057

         ----------------

(a) Represents 2,128,192 Common Shares owned directly and 486,395 Common Shares obtainable upon conversion of warrants that are currently exercisable.

(b) Represents the Common Shares obtainable upon conversion of 2,234,100 shares of the Series A Preferred Stock.

(c) Represents 6,641,562 Common Shares owned directly and 223,410 Common Shares obtainable upon conversion of 22,341 shares of the Series A Preferred Stock.

(d)      Represents 6,641,562 Common Shares owned directly.

                           MANAGEMENT EQUITY OWNERSHIP

Listed in the table below are the equity securities beneficially owned as of April 27, 2001, by directors, named executive officers and directors and executive officers as a group and the percent of class represented by the equity securities owned by each person or group.

                                                          COMMON STOCK
                                                --------------------------------
                                                     AMOUNT AND
             NAME AND ADDRESS OF                      NATURE OF          PERCENT
              BENEFICIAL OWNERS                 BENEFICIAL OWNER (a)    OF CLASS
             -------------------                --------------------    --------

         Scott J. Hancock                            2,400 (b)              *
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         James C. Green                             36,742 (c)              *
            5858 Westheimer, Suite 500
            Houston, Texas 77057

         A. John Knapp, Jr.                        935,623 (d)            3.25%
            910 Travis, Suite 2205
            Houston, Texas 77002

         C. Daniel Rice                            875,770 (e)            2.99%
            50 N. Laura Street, Suite 3300
            Jacksonville, Florida 32202

         Richard V. Bays                           567,241 (f)            1.98%
            600 Travis, Suite 3400
            Houston, Texas 77002

         K. Wade Bennett                         6,864,972 (g)           23.97%
            5858 Westheimer, Suite 500
            Houston, Texas 77057

         Robert W. Ohnesorge                     6,641,562 (h)           23.37%
            5858 Westheimer, Suite 500
            Houston, Texas 77057

         Directors and Executive Officers       16,661,043               54.23%
         as a group (ten persons)

         ----------------

*        Less than one percent

(a) The information as to beneficial ownership has been furnished by the respective directors and named executive officers. Each person or group has sole voting and investment power unless otherwise indicated.

(b) Includes an option to purchase 2,400 Common Shares, which option is currently exercisable.

(c) Represents 28,336 Common Shares owned directly and 8,406 Common Shares obtainable upon conversion of warrants.

(d) Represents 558,190 Common Shares owned directly, 330,630 shares obtainable upon conversion of 33,063 shares of Series A Convertible Preferred Stock, 9,052 shares obtainable upon conversion of options and 37,751 Common Shares upon conversion of warrants.

(e) Represents 875,770 Common Shares obtainable upon conversion of 87,577 shares of Series A Preferred Stock, which are owned by Mayport Venture Partners, LP. Mayport. Venture Partners LLC is the corporate general partner of Mayport Venture Partners, LP. Mr. Rice is the President and Chief Executive Officer of Mayport Venture Partners, LLC.

(f) Represents 219,624 Common Shares owned directly, 223,410 Common Shares obtainable upon conversion of 22,341 shares of Series A Preferred Stock, 9,052 Common Shares obtainable upon the conversion of stock options and 115,155 Common Shares owned by Locke Liddell & Sapp, LLP. Mr. Bays is a partner with Locke Liddell & Sapp, LLP.

(g) Represents 6,641,562 Common Shares owned directly and 223,410 Common Shares obtainable upon conversion of 22,341 shares of Series A Preferred Stock.

(h)      Includes 6,641,562 Common Shares directly owned.



                             EXECUTIVE COMPENSATION

The following table sets forth all compensation paid, distributed or accrued for services rendered in all capacities to the Company during the fiscal years ended December 31, 2000, 1999, and 1998, to each person who served as an executive officer in 2000 and whose total compensation exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                  ANNUAL COMPENSATION             COMPENSATION
                                                  -------------------             ------------
                                                                                   SECURITIES
                                                                                   UNDERLYING
                                                                                  OPTIONS/SARS              OTHER
   NAME AND PRINCIPLE POSITION                YEAR       SALARY       BONUS            (#)               COMPENSATION
   =======================================================================================================================
   Laurie H. Gutierrez                        2000       $129,874    $37,500
      Chief Financial Officer                 1999       $35,246     $16,000           40,000

   Jose E. Kauachi                            2000       $-0-(1)
      Former President                        1999       $-0-(1)

   Douglas P. Badertscher                     2000       $175,574                                             $6,516(2)
      Former Chief Operating                  1999       $98,692                       50,000                $30,000(3)
        Officer

1) Mr. Kauachi did not receive any compensation for services rendered as President, but did receive compensation as a Director. See "Director Compensation".
2) $2,016 represents amount paid by the Company to purchase $1.0 million dollar term life insurance for the beneficiary of the Named Executive Officer. $4,500 represents a gain on the sale of the Company's securities as a result of exercising stock options.
3)       Consulting fee paid by Company prior to employment.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS                         IN-THE-MONEY
                                                                   HELD AT FY-END (#)               OPTIONS/SARS AT FY-END ($)
                                                           ---------------------------------      ------------------------------
                              SHARES
                             ACQUIRED
                               ON            VALUE
          NAME             EXERCISE (#)   REALIZED ($)      EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
===============================================================================================================================
Laurie H. Gutierrez               0            $0              16,933             23,067              $0                $0

Jose E. Kauachi                   0            $0              12,400               0                 $0                $0

Douglas P. Badertscher          2,000        $4,500            14,000             34,000              $0                $0


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                  NUMBER OF       PERCENT OF TOTAL
                                  SECURITIES        OPTIONS/SARS
                                  UNDERLYING         GRANTED TO         EXERCISE OR        MARKET PRICE
                                 OPTIONS/SARS       EMPLOYEES IN         BASE PRICE        DATE OF GRANT        EXPIRATION
         NAME                     GRANTED #         FISCAL YEAR            ($/SH)             ($/SH)               DATE
==========================================================================================================================
Laurie H. Gutierrez                   0                  0%                 $0.0               $0.0                 -

Jose E. Kauachi                       0                  0%                 $0.0               $0.0                 -

Douglas P. Badertscher                0                  0%                 $0.0               $0.0                 -

                         EXECUTIVE EMPLOYMENT CONTRACTS


         The Company amended and restated its executive agreements with Douglas
P. Badertscher and Laurie H. Gutierrez on October 24, 2000. Under these agreements, each of the executives is entitled to a bonus based on their continued employment with the Company for specified periods of time.

         If Mr. Badertscher remained employed with the Company until the completion of the Company's sale of its interest in the Westbank Ambulatory Care Center, he would receive a bonus of $27,167. In addition, if his employment were terminated before December 31, 2001, his balance related to unearned advances by the Company would be forgiven. His unearned advances balance was $41,666 at December 31, 2000. Mr. Badertscher employment with Integrated Orthopaedics, Inc. was terminated on February 18, 2001.

         If Ms. Gutierrez remains employed with the Company for 60 days after the signing of definitive documents relating to the sale of its interest in, or closure of, the Westbank Ambulatory Care Center, she will receive a bonus of $54,333 plus $3,125 for each month during the period from January 1, 2001 until the final day of her employment with the Company.

         Additionally, upon satisfaction of the applicable employment condition by an executive, 100% of that executive's options will vest and remain exercisable until the later of 120 days following termination of the executive's employment or 90 days following the completion of any restructuring of the Company related to a change of control of the Company.

         If the Company terminates these executives' employment for any reason other than for cause, death or disability, the terminated executive will receive all accrued but unpaid compensation earned before termination, all earned and unused vacation pay and family health and dental insurance coverage for a period of one month following termination. Additionally, if not already received at the time of termination, the terminated executive will receive the longevity bonus described above and all of the executive's options will vest and remain exercisable until the later of 120 days following termination of the executive's employment or 90 days following the completion of any restructuring of the Company related to a change of control of Company.

         A termination by the Company of an executive's employment for cause means a termination by the Company following:

         o  the executive's material acts of fraud, dishonesty or deceit;

         o  the executive's competition with the Company or its subsidiaries;

         o the executive's unauthorized use of the Company's or its subsidiaries' trade secrets or confidential information;

         o  conviction of the executive of a felony involving moral turpitude;

         o any material violation by the executive of any other material duty to the Company or its shareholders imposed by law or the Company's board of directors; or

         o the executive's material breach of any representation, covenant, duty or responsibility under the executive agreement.

                           RELATED PARTY TRANSACTIONS

         Robert W. Ohnesorge, PowerBrief's President, and General Counsel, has a patent application pending in the United States for the technology that is the basis for the PowerBrief system. Pursuant to a license agreement effective as of July 20, 1999, Mr. Ohnesorge granted PowerBrief an exclusive, royalty-free, worldwide license to use this technology within the legal industry. Under the license agreement, PowerBrief is obligated to pay all reasonable expenses associated with the filing and prosecution of any United States patents associated with the technology. The license agreement continues until the expiration of the last to expire patent covered by the license agreement and is then perpetual with respect to the technology covered by the license agreement.

         PowerBrief has retained the law firm of Locke Liddell & Sapp LLP as its outside legal counsel. Richard V. Bays, a director of PowerBrief, is a partner with Locke Liddell & Sapp LLP.

         Partners and employees of Locke Liddell & Sapp LLP, including Mr. Bays, own shares of PowerBrief's Common Stock and Series A Preferred Stock and Mr. Bays has options to purchase shares of PowerBrief's common stock. Locke Liddell & Sapp own 58,859 shares of PowerBrief, Inc. Common Stock. The shares were obtained by Locke Liddell & Sapp upon exercising warrants it had received as payment for part of the services rendered by Locke Liddell & Sapp LLP to PowerBrief.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file. Based solely upon a review of such Forms 3, 4 and 5 and any amendments thereto furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all such applicable filing requirements were complied with by each of the executive officers, directors and greater than 10% shareholders.


                                  OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

A copy of the Company's Annual Report for the year ended December 31, 2000, including audited financial statements, as filed with the SEC as its Annual Report on Form 10-KSB (except for exhibits thereto), accompanies this proxy statement. The Annual Report does not form any part of the material for solicitation of proxies, but contains important information regarding the Company's business and financial condition. The Annual Report contains a list describing all the exhibits thereto and any exhibit is available to a shareholder upon written request to the President of the Company at the address of the Company set forth on the first page hereof accompanied by payment to the Company of $35.00 plus $0.25 per page for each exhibit requested, which amount represents reasonable expenses incurred by the Company in furnishing a copy of an exhibit.

The Company will bear the costs of the solicitation of proxies from its shareholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and also any other nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.


                              SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at the 2002 Annual Meeting of Shareholders and included in the Company's Proxy Statement and form of proxy relating to that meeting must be received by the Company not later than December 14, 2001. Proposals intended to be presented at that meeting but not included in the Proxy Statement must be received by the Company not later than March 15, 2002.

BY ORDER OF THE BOARD OF DIRECTORS


Ernest D. Rapp, Secretary
Houston, Texas
May 4, 2001

                                POWERBRIEF, INC.
                    (FORMERLY INTEGRATED ORTHOPAEDICS, INC.)
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The Undersigned hereby appoints James C. Green and Ernest D. Rapp, each with full power of substitution, as proxies and authorizes each of them, acting individually, to vote as designated below, all shares of Common Stock of PowerBrief, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters at 5858 Westheimer, Suite 500, Houston, Texas 77057, June 5, 2001 at 8:30 a.m. (local time) in Houston, Texas, or any adjournment thereof.

         The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares, and hereby ratifies and confirms all that said attorneys, agents, proxies, the substitutes or any of them may lawfully do by virtue hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. To amend the Articles of Incorporation to change the number of directors constituting the Board of Directors from seven to five.
         [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTOR.

2.       ELECTION OF DIRECTORS OF THE COMPANY
             [ ] FOR the nominees listed below.
             [ ] WITHHOLD AUTHORITY to vote for all nominees listed below:

                 James C. Green        Richard V. Bays        A. John Knapp, Jr.

         INSTRUCTIONS: To withhold authority for any individual nominee, write nominee's name on the space provided below:

                 ______________        _______________        __________________

3. Voting on Item 3 is reserved to the holders of the Company's Series A Preferred Stock

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

4. Ratification of the appointment of ERNST & YOUNG, LLP as independent accountants of the Company for the current year.
         [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote as they deem appropriate upon any other matter that properly may come before the meeting or any adjournment thereof.

                          [Please sign on reverse side]

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, 2 and 4. If more than one of the proxies designated hereby shall be present in person or by substitution at the Annual Meeting, or at any adjournment thereof, the majority of said proxies present and voting, either in person or by substitution, shall exercise all the powers herein given.


_________________________________________


_________________________________________


DATED: ___________________, 2001

Please date, sign exactly as your name appears hereon and mail this proxy card in the enclosed envelope. No postage is required. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a partnership, this proxy should be signed in the partnership name by an authorized person. If executed by a corporation, this proxy should be signed by a duly authorized officer.

[ ] Please check this box if you plan on attending the Annual Meeting.